EXHIBIT 10

Consent of Independent Auditors

We consent to the references to our firm under the captions “Financial Statements” in the Prospectus and Statement of Additional Information, “Auditors” in the Prospectus, and to the use of our reports (1) dated January 31, 2003 with respect to the financial statements of certain subaccounts of AUSA Life Insurance Company, Inc. Separate Account B, which are available for investment by the contract owners of the Vanguard Variable Annuity and (2) dated February 14, 2003 with respect to the statutory-basis financial statements and schedules of AUSA Life Insurance Company, Inc. in Post-Effective Amendment No. 10 to the Registration Statement (Form N-4 No. 333-65151) and related Prospectus of the Vanguard Variable Annuity.

/s/  Ernst & Young LLP

Des Moines, Iowa

April 25, 2003